Exhibit 4.32

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 14, 2023.

THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A “U.S. PERSON” OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER OF SUCH SECURITIES AND ITS SUCCESSORS (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED ON OR BEFORE 5:00 P.M. (TORONTO TIME) ON JULY 13, 2026.

WARRANT CERTIFICATE

GROWN ROGUE INTERNATIONAL INC.

(Existing under the Business Corporations Act (Ontario))

WARRANT CERTIFICATE NO. 2023- 07-13-05	1,511,125 WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby, and

THIS IS TO CERTIFY THAT Mindset Value Fund (hereinafter referred to as the “Warrantholder”) is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until 5:00 p.m. (Toronto time) on July 13, 2026 (the “Expiry Time”), one fully paid and non-assessable Common Share at a price of C$0.28 per Common Share (as may be adjusted pursuant to the terms herein, the “Exercise Price”), provided that the Corporation has the right to accelerate the Expiry Time to be ninety (90) days following written notice to the Warrantholder if during the term the Common Shares close at or above C$0.40 per share on each trading day for a period of ten (10) consecutive trading days on the Exchange.

This Warrant may be exercised only at the following address: c/o Miller Thomson LLP, Scotia Plaza, 40 King St. W., Suite 5800, Toronto, Ontario, M5H 3S1. This Warrant is issued subject to the following terms and conditions:

TERMS AND CONDITIONS FOR WARRANT

ARTICLE 1

INTERPRETATION

1.1	Definitions

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a)	“Common Shares” means the common shares without par value in the capital of the Corporation as constituted as of the date hereof, provided that in the event of a subdivision, redivision, reduction, combination or consolidation thereof or any other adjustment under Article 4 herein, or successive such subdivisions, redivisions, reductions, combinations, consolidations or other adjustments, then subject to the adjustments, if any, having been made in accordance with the provisions of this Warrant Certificate, “Common Shares” shall thereafter mean the shares, other securities or other property resulting from such subdivision, redivision, reduction, combination or consolidation or other adjustment.;

(b)	“Corporation” means Grown Rogue International Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter “Corporation” shall mean such successor corporation;

(c)	“Corporation’s Auditors” means an independent firm of accountants duly appointed as auditors of the Corporation;

(d)	“Exchange” means the Canadian Securities Exchange or such other stock exchange on which the Corporation’s Common Shares are listed and posted for trading;

(e)	“herein”, “hereby” and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression “article” and “section” followed by a number refer to the specified article or section of these Terms and Conditions;

(f)	“person” means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

(g)	“Trigger Issuance” means the sale or issuance by the Company of any Common Shares or securities exercisable for or convertible into Common Shares in exchange for cash with either (i) a value of at least $1,000,000, or (ii) that represent (or would on exercise or conversion or exercise represent) in increase of more than 1% in the total number of Common Shares outstanding on the date hereof; provided, however, that the following issuances of Common Shares shall not be deemed to be a Trigger Issuance: (A) issuance of Common Shares issued upon the exercise of any outstanding convertible securities including, without limitation, this Debenture or the Warrants issued in connection with this Debenture; (B) Common Shares issued directly or upon the exercise of options to directors, officers, employees, or consultants of the

Company in connection with their service to the Company; (C) Common Shares or convertible securities issued (x) to persons in connection with a joint venture, strategic alliance or other commercial relationship with such person (including persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and not for the primary purpose of raising equity capital, or (y) in connection with a transaction in which the Company, directly or indirectly, acquires another business or its tangible or intangible assets; (D) Common Shares or convertible securities issued to the lessor or vendor in any office lease or equipment lease or similar equipment financing transaction in which the Company obtains the use of such office space or equipment for its business; (E) a Capital Reorganization, or (F) a Rights Offering.

(h)	“Warrant” means the warrants to acquire Common Shares evidenced by the Warrant Certificate; and

(i)	“Warrant Certificate” means the certificate to which these Terms and Conditions are annexed.

1.2	Interpretation Not Affected by Headings

(a)	The division of these Terms and Conditions into articles and sections, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Applicable Law

The terms hereof and of the Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ARTICLE 2

ISSUE OF WARRANT

2.1	Issue of Warrants

That number of Warrants set out on the Warrant Certificate are hereby created and authorized to be issued.

2.2	Additional Securities

Subject to any other written agreement between the Corporation and Warrantholder, the Corporation may at any time and from time to time undertake further equity or debt financings and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common Shares to any person.

2.3	Issue in Substitution for Lost Warrants

If the Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)	the Corporation shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)	the Warrantholder shall bear the reasonable cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the

Corporation such evidence of loss, destruction or theft as shall be satisfactory to the Corporation in its reasonable discretion and the Corporation may also require the Warrantholder to furnish indemnity in an amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation in connection therewith.

2.4	Warrantholder Not a Shareholder

The Warrant shall not constitute the Warrantholder a shareholder of the Corporation, nor entitle it to any right or interest in respect thereof except as may be expressly provided in the Warrant.

ARTICLE 3

EXERCISE OF THE WARRANT

3.1	Method of Exercise of the Warrant

The right to purchase Common Shares conferred by the Warrant Certificate may be exercised at or prior to the Expiry Time by:

(a)	duly completing and executing a subscription substantially in the form annexed hereto as Appendix A (the “Subscription Form”), in the manner therein indicated; and

(b)	surrendering this Warrant Certificate and the duly completed and executed Subscription Form to the Corporation prior to the Expiry Time at the following address: c/o Miller Thomson LLP, Scotia Plaza, 40 King St. W., Suite 5800, Toronto, Ontario, M5H 3S1, together with payment of the purchase price for the Common Shares subscribed for in the form of cash, wire transfer or a certified cheque payable to the Corporation in an amount equal to the then applicable Exercise Price multiplied by the number of Common Shares subscribed for in lawful money of Canada.

3.2	Effect of Exercise of the Warrant

(a)	Upon delivery and payment as set forth in section 3.1 herein, the Corporation shall cause to be issued to the Warrantholder the number of Common Shares subscribed for by the Warrantholder and the Warrantholder shall become a shareholder of the Corporation in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such shares. The Corporation shall cause such certificate or certificates to be mailed to the Warrantholder at the address or addresses specified in the Subscription Form within five (5) business days of such delivery and payment as set forth in section 3.1 herein or, if so instructed by the Warrantholder, held for pick-up by the Warrantholder at the principal office of the Corporation.

(b)	Notwithstanding any adjustment provided for in Article 4 herein, the Corporation shall not be required to issue fractional Common Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest would be deliverable upon the exercise of the Warrants evidenced hereby, the Company shall, in lieu of delivering any certificate for such fractional interest, round such fractional interest up to the nearest whole Common Share if the fractional interest is above 0.5, and round such fractional interest down to the nearest whole Common Share if the fractional interest is below 0.5. The holding of a Warrant shall not constitute the Warrantholder a shareholder of the Corporation nor entitle the Warrantholder to any right or interest in respect thereof except as herein expressly provided.

3.3	Subscription for Less than Entitlement

The Warrantholder may subscribe for and purchase a number of Common Shares less than the number which it is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Common Shares less than the number which can be purchased pursuant to the Warrant Certificate, the Warrantholder shall be entitled to the return of the Warrant Certificate with a notation on the Grid annexed hereto as Appendix B showing the balance of the Common Shares which the Warrantholder is entitled to purchase pursuant to the Warrant Certificate which were not then purchased.

3.4	Expiration of the Warrant

After the Expiry Time, all rights hereunder shall wholly cease and terminate and the Warrant shall be void and of no effect.

3.5	Hold Periods and Legending of Share Certificate

If any of the Warrants are exercised prior to November 14, 2023, the certificates representing the Common Shares to be issued pursuant to such exercise shall bear the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the security before November 14, 2023.”

Neither the Warrants represented by this Warrant Certificate nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) nor under the laws of any state of the United States. Subject to certain limited exceptions, (i) Warrants may not be exercised within the United States and (ii) no Common Shares issuable upon exercise of Warrants will be delivered to any address in the United States. The Warrantholder acknowledges that a legend to that effect may be placed on any certificates representing the Common Shares issued on exercise of the rights represented by this Warrant Certificate. Terms used in this paragraph have the meanings given to them in Regulation S under the 1933 Act.

ARTICLE 4

ADJUSTMENTS

4.1	Adjustments

(a)	For the purpose of this Article 4, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 4.1(a):

“Current Market Price” of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Exchange or, if the Common Shares are not then listed on any Canadian stock exchange, in the over-the-counter market, during the period of any ten consecutive trading days ending not more than five (5) business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said ten consecutive trading days by the total number of Common Shares so sold; and provided further that if the Common Shares are not then listed on any Canadian stock exchange or traded in the over-the counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Corporation;

“director” means a director of the Corporation for the time being and, unless otherwise specified herein, a reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever empowered, action by any committee of the directors of the Corporation; and

“trading day” with respect to a stock exchange or over-the-counter market means a day on which such stock exchange or market is open for business.

(b)	If and whenever at any time after the date hereof and prior to the Expiry Time the Corporation shall (i) subdivide or redivide its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate its then outstanding Common Shares into a lesser number of Common Shares or (iii) issue Common Shares (or securities exchangeable for or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of a stock dividend or other distribution (any of such events herein called a “Common Share Reorganization”), then the Exercise Price shall be adjusted effective immediately after the effective date of any such event in (i) or (ii) above or the record date at which the holders of Common Shares are determined for the purpose of any such dividend or distribution in (iii) above, as the case may be, by multiplying the Exercise Price in effect on such effective date or record date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares.

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 4.1(b) as a result of the fixing by the Corporation of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time after the date hereof and prior to the Expiry Time the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares, of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of less than the Current Market Price of the Common Shares on such record date (any of such events being herein called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for the Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

(A)	the number of Common Shares outstanding on the record date for the Rights Offering; and

(B)	the quotient determined by dividing

(I)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, as the case may be, by

(II)	the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this section 4.1(c), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 4.1(c) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this section 4.1(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time after the date hereof and prior to the Expiry Time, the Corporation shall fix a record date for the issue or distribution to the holders of all or substantially all of the Common Shares of:

(i)	shares of the Corporation of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants pursuant to which holders of Common Shares are entitled, during a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares at a price per share (or in the case of securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share at the date of issue of such securities) of at least the Current Market Price of the Common Shares on such record date);

(iii)	evidences of indebtedness of the Corporation; or

(iv)	any property or assets of the Corporation (including cash, but excluding cash dividends paid in the ordinary course);

and if such issue or distribution does not constitute an Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

(A)	the numerator of which shall be the difference between

(I)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, and

(II)	the fair value, as determined by the directors of the Corporation, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(B)	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this section 4.1(d) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this section 4.1(d), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect if the fair market value had been determined on the basis of the number of Common Shares issued and remaining issuable immediately after such expiry, and shall be further readjusted in such manner upon the expiry of any further such right.

(e)	Subject to the approval of the Exchange, if applicable, if and whenever during the six (6) month period following the Issue Date, a Trigger Issuance shall have occurred for a consideration per share less than the Exercise Price in effect immediately prior to the time of such issue or sale, then and in each such case the then existing Exercise Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to the price per share at which the Trigger Issuance occurred.

(f)	If and whenever at any time after the date hereof and prior to the Expiry Time there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than an Common Share Reorganization) or a consolidation or merger or amalgamation of the Corporation with or into any other corporation or other entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities), or a transfer of all or substantially all of the Corporation’s undertaking and assets to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a “Capital Reorganization”), after the effective date of the Capital

Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofore entitled upon the exercise of the Warrants, the kind and aggregate number of Common Shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder has been the registered holder of the number of Common Shares to which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interest thereafter of the Warrantholder to the end that the provisions of this Warrant Certificate shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant Certificate.

(g)	If and whenever at any time after the date hereof and prior to the Expiry Time, any of the events set out in sections 4.1(b), (c), (d), (e) or (f) herein shall occur and the occurrence of such event results in an adjustment of the Exercise Price pursuant to the provisions of this section 4.1, then the number of Common Shares purchasable pursuant to this Warrant shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Common Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(h)	If the Corporation takes any action affecting its Common Shares to which the foregoing provisions of this section 4.1, in the opinion of the board of directors of the Corporation, acting in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Warrantholder against dilution in accordance with the intent and purposes hereof, or would otherwise materially affect the rights of the Warrantholder hereunder, then the Corporation shall, subject to the approval of the Exchange, execute and deliver to the Warrantholder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

4.2	Rules and Procedures

The following rules and procedures shall be applicable to the adjustments made pursuant to section 4.1 herein:

(a)	any Common Shares owned or held by or for the account of the Corporation shall be deemed not be to outstanding except that, for the purposes of section 4.1 herein, any Common Shares owned by a pension plan or profit sharing plan for employees of the Corporation or any of its subsidiaries shall not be considered to be owned or held by or for the account of the Corporation;

(b)	no adjustment in the Exercise Price or the number of Common Shares purchasable pursuant to this Warrant shall be required unless a change of at least 1% of the prevailing Exercise Price or the number of Common Shares purchasable pursuant to this Warrant would result, provided, however, that any adjustment which, except for the provisions of this section 4.2(b), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(c)	the adjustments provided for in section 4.1 herein are cumulative and shall apply to successive subdivisions, consolidations, dividends, distributions and other events resulting in any adjustment under the provisions of such item;

(d)	in the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in section 4.1(b)(iii) herein, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected;

(e)	if the Corporation sets a record date to take any action and thereafter and before the taking of such action abandons its plan to take such action, then no adjustment to the Exercise Price will be required by reason of the setting of such record date;

(f)	as a condition precedent to the taking of any action which would require any adjustment to the Warrants evidenced hereby, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation shall have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all of the shares or other securities which the Warrantholder is entitled to receive on the full exercise thereof in accordance with the provisions hereof;

(g)	forthwith, but no later than five (5) days, after any adjustment to the Exercise Price or the number of Common Shares purchasable pursuant to the Warrants, the Corporation shall provide to the Warrantholder a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, describing the event requiring and the manner of computing or determining such adjustment;

(h)	any question that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustment pursuant to section 4.1 herein shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation’s Auditors) and shall be binding upon the Corporation and the Warrantholder;

(i)	no adjustment in the Exercise Price or in the number or kind of securities purchasable upon the exercise of the Warrants shall be made in respect of any event described in section 4.1 hereof if the Warrantholder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrantholder had exercised the Warrants prior to or on the record date or effective date, as the case may be, of such event;

(j)	any adjustment to the Exercise Price under the terms of this Warrant Certificate shall be subject to the prior approval of the Exchange; and

(k)	in case the Corporation, after the date of issue of this Warrant Certificate, takes any action affecting the Common Shares, other than an action described in section 4.1 herein, which in the opinion of the directors of the Corporation would materially affect the rights of the Warrantholder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval, including approval of the Exchange. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(l)	On the happening of each and every such event set out in section 4.1 herein, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

(m)	The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, having regard to the provisions of sections 4.1 and 4.2 herein, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrant in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates for Common Shares may be postponed for not more than five (5) business days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Warrantholder so surrendering the same and making payment during such period to receive after the share transfer books shall have been re-opened such certificates for the Common Shares called for, as the same may be adjusted pursuant to sections 4.1 and 4.2 herein as a result of the completion of the event in respect of which the transfer books were closed.

(n)	Notwithstanding any other provision of Section 4.1 or 4.2, no adjustment shall be made which would result in any increase in the Exercise Price (except upon a consolidation, reduction or combination of outstanding Common Shares).

ARTICLE 5

COVENANTS BY THE CORPORATION

5.1	Reservation of Common Shares

The Corporation covenants and agrees that until the Expiry Time, while any of the Warrants shall be outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Article 4 herein. The Corporation further covenants and agrees that while any of the Warrants shall be outstanding, the Corporation shall (a) comply with the securities legislation applicable to it in order that the Corporation not be in default of any requirements of such legislation; (b) use its commercially reasonable best efforts to do or cause to be done all things necessary to preserve and maintain its corporate existence; and (c) at its own expense expeditiously use its commercially reasonable best efforts to obtain the listing of such Common Shares (subject to issue or notice of issue) on each stock exchange or over-the-counter market on which the Corporation’s Common Shares may be listed from time to time. All Common Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof.

ARTICLE 6

MERGER AND SUCCESSORS

6.1	Corporation May Consolidate, etc. on Certain Terms

Nothing herein contained shall prevent any consolidation, amalgamation or merger of the Corporation with or into any other corporation or corporations, or a conveyance or transfer of all or substantially all the properties and assets of the Corporation as an entirety to any corporation lawfully entitled to acquire and operate same, provided, however, that the corporation formed by such consolidation, amalgamation or merger or which acquires by conveyance or transfer all or substantially all the properties and assets of the Corporation as an entirety shall, simultaneously with such amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

6.2	Successor Corporation Substituted

In case the Corporation, pursuant to section 6.1, shall consolidate, amalgamate or merge with or into any other corporation or corporations or shall convey or transfer all or substantially all of its properties and assets as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation shall have been consolidated, amalgamated or merged or which shall have received a conveyance or transfer as aforesaid, shall succeed to and be substituted for the Corporation hereunder and such changes in phraseology and form (but not in substance) may be made in the Warrant Certificate and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE 7

AMENDMENTS

7.1	Amendment

This Warrant Certificate may be amended only by a written instrument signed by the parties hereto. Any such amendment shall be subject to receipt by the Corporation of all required approvals (if any) from the Exchange, any other stock exchange on which the Common Shares are listed, and all applicable securities regulatory authorities.

ARTICLE 8

MISCELLANEOUS

8.1	Time

Time is of the essence of this Warrant Certificate.

8.2	Notice

The Corporation will maintain a register of holders of Warrants at its principal office. The Corporation may deem and treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt by any such Warrantholder of the Common Shares purchasable pursuant to such Warrant shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into the title of any such Warrantholder except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

The Corporation shall notify the Warrantholder forthwith of any change of the Corporation’s address.

All notices to be sent hereunder shall be deemed to be validly given to the registered holders of the Warrants if delivered personally or if sent by registered letter through the post addressed to such holders at their post office addresses appearing in the register of Warrant holders caused to be maintained by the Corporation, and such notice shall be deemed to have been given, if delivered personally when so delivered, and if sent by post on the fifth business day next following the post thereof.

8.3	Transfer of Warrants

Subject to applicable securities legislation and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the Exchange (or any other stock exchange on which the Common Shares are listed), the Warrants evidenced hereby (or any portion thereof) may be assigned or transferred by the Warrantholder by duly completing and executing the transfer form annexed hereto as Appendix C. The rights and obligations of the parties hereunder shall be binding upon and enure to the benefit of their successors and permitted assigns. After such transfer, the term “Warrantholder” shall mean and include any transferee or assignee of the current or any future Warrantholder. If only part of the Warrants evidenced hereby is transferred, the Corporation will deliver to the Warrantholder and the transferee replacement Warrant Certificates substantially in the form of this Warrant Certificate.

8.4	Enforcement

Subject as hereinafter provided, all or any of the rights conferred upon the Warrantholder by the terms hereof may be enforced by the Warrantholder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants.

8.5	Priority

All Warrants shall rank pari passu, whatever may be the actual date of issue of the same.

8.6	Assignment

This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors and assigns.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by the signature of its duly authorized officer this 13 day of July, 2023.

GROWN ROGUE INTERNATIONAL INC.

Per:	/s/ J. Obie Strickler
J. Obie Strickler
President and Chief Executive Officer

[Signature page to Warrant (2023)]

APPENDIX A

EXERCISE FORM

TO:	GROWN ROGUE INTERNATIONAL INC.

Terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Certificate held by the undersigned and issued by Grown Rogue International Inc. (the “Corporation”).

The undersigned hereby exercises the right to acquire _______________ Common Shares of the Corporation in accordance with and subject to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The undersigned holder represents, warrants and certifies as follows (one (only) of the following must be checked):

☐	A.	The undersigned holder at the time of exercise of the Warrants (i) is not in the United States; (ii) is not a U.S. person and is not exercising the Warrants on behalf of a U.S. person or a person in the United States; and (iii) did not execute or deliver this Exercise Form in the United States.

☐	B.	The undersigned holder at the time of exercise of the Warrants (i) is the original holder who acquired the Warrants in the United States and who delivered a U.S. Accredited Investor Certificate to the Corporation in connection with its acquisition of the Warrants; (ii) is exercising the Warrants for its own account or for the account of a disclosed principal that was named in the U.S. Accredited Investor Certificate, and (iii) is, and such disclosed principal, if any, is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) at the time of exercise of these Warrants and the representations and warranties of the holder made in the U.S. Accredited Investor Certificate remain true and correct as of the date of exercise of these Warrants.

☐	C.	The undersigned holder has delivered an opinion of counsel of recognized standing or other evidence in form and substance reasonably satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act, and applicable state securities laws is available for the issuance of the Common Shares.

Note: The undersigned holder understands that unless Box A above is checked, the certificates or DRS Advice representing the Common Shares will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates or DRS Advice representing Common Shares will not be registered or delivered to an address in the United States unless either Box B or Box C above is checked. If Box C is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver any such documentation in connection with the exercise of the Warrants should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

Note: The terms “U.S. person” and “United States” have the meaning ascribed thereto in Regulation S under the U.S. Securities Act.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this ________ day of ______________________, 202____.

(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	The registered Warrantholder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Corporation.

2.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

APPENDIX B

WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

APPENDIX C

TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print or typewrite name and address of assignee)

_______________ Warrant(s) represented by the within certificate, and do(es) hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said Warrants maintained by the transfer agent of the Corporation with full power of substitution hereunder.

DATED this ________ day of ______________________ 202____.

Signature of Warrantholder

Signature Guarantee	Name of Warrantholder (please print)

The signature of the Warrantholder to this assignment must correspond exactly with the name of the Warrantholder as set forth on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

☐ The undersigned Transferee hereby certifies that (i) it was not offered the Warrants while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring any of the Warrants represented by this Warrant Certificate by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the “1933 Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

☐ The undersigned Transferee is delivering a written opinion of U.S. Counsel or other evidence acceptable to the Company to the effect that this transfer of Warrants has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Warrants and the common shares issuable upon exercise of the Warrants shall only be transferable in accordance with applicable laws. The Warrants may only be exercised in the manner required by the certificate representing the Warrants and the Warrant Exercise Form attached thereto. Any common shares acquired pursuant to this Warrant shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.